Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. section 1350, as created by section 906 of the Sarbanes-Oxley Act of 2002, Lukas Braunschweiler, Chief Executive Officer of Dionex Corporation (the “Company”), hereby certifies that, to the best of his knowledge:
1.	The Company’s Annual Report on Form 10-Q for the period ended September 30, 2005, and to which this Certification is attached (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lukas Braunschweiler

Name: Lukas Braunschweiler
Title: President, Chief Executive Officer and Director
Dated: November 9, 2005